Exhibit 99.4
LETTER TO HAEMONETICS CUSTOMERS
February X, 2010
Dear
Today, Haemonetics and Global Med Technologies announced an agreement under which Haemonetics plans to acquire Global Med’s global business through the purchase of Global Med’s outstanding shares. The acquisition is subject to customary closing conditions, including the tender of at least a majority of the shares of Global Med’s preferred and common stock. We expect the transaction to close in the first calendar quarter of 2010.
The integration of these two companies is very exciting. As a global leader in blood management solutions, Haemonetics’ vision is to deliver increased value to our customers by offering a robust, comprehensive set of software platforms that are integrated from the front end of the blood management process (blood donations) to the delivery of blood components to the patient.
Global Med is a healthcare information technology company which markets a breadth of software solutions and services that span the blood supply chain. The acquisition is complementary and will provide us with information technology platforms that we do not have today: donor recruitment, cellular therapy and tissue tracking, and transfusion service management for blood centers and hospitals. We believe the acquisition is an opportunity to accelerate our vision of offering integrated information across the entire blood supply chain and will complete the suite of products required to accomplish a seamless data management system from donor to patient.
As important, the integration will offer customers increased opportunity for operational efficiency, ease of use, and process enhancements. [While some change is inevitable, all current products will continue to be supported.] This acquisition reinforces our commitment to continually strengthen our product offerings and provide customers with tools to help them deliver the best patient care at optimal costs. This acquisition will enhance Haemonetics’ capabilities in delivering the best blood management practices for our customers.
We hope you see this acquisition as a deepening of our commitment of being the leading provider of blood management solutions for our customers – solutions that deliver improved clinical care while reducing overall costs.
Best regards,
XYZ
Important, Legally-Required Information
THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. ATLAS ACQUISITION CORP.’S (A WHOLLY-OWNED SUBSIDIARY OF HAEMONETICS CORPORATION) TENDER OFFER FOR THE SHARES OF GLOBAL MED TECHNOLOGIES, INC.’S

CAPITAL STOCK HAS NOT COMMENCED. THE SOLICITATION AND THE OFFER TO BUY SHARES OF GLOBAL MED’S CAPITAL STOCK WILL ONLY BE MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE AND OTHER RELATED MATERIALS THAT ATLAS ACQUISITION CORP. INTENDS TO FILE WITH THE SEC. GLOBAL MED WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9. ONCE FILED, GLOBAL MED STOCKHOLDERS SHOULD READ ALL OF THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
     ONCE FILED, GLOBAL MED STOCKHOLDERS WILL BE ABLE TO OBTAIN THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER, FREE OF CHARGE AT THE WEBSITE OF THE SEC AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR BY SENDING A WRITTEN REQUEST TO ATLAS ACQUISITION CORP. REQUESTS FOR DOCUMENTS FROM ATLAS ACQUISITION CORP. OR HAEMONETICS CORPORATION SHOULD BE SUBMITTED IN WRITING TO: HAEMONETICS CORPORATION, ATTN: INVESTOR RELATIONS, 400 WOOD ROAD, BRAINTREE, MASSACHUSETTS 02184. IN ADDITION, HAEMONETICS CORPORATION AND GLOBAL MED EACH FILE ANNUAL, QUARTERLY AND OTHER REPORTS WITH THE SEC. COPIES OF THESE REPORTS OR OTHER SEC FILINGS ARE AVAILABLE FOR FREE AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, NE, WASHINGTON, DC 20549 AND www.sec.gov.
This communication contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Haemonetics and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits of the transaction may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Global Med’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in Haemonetics’ and Global Med’s Securities and Exchange Commission reports, including but not limited to the risks described in Haemonetics’ Annual Report on Form 10-K for its fiscal year ended March 28, 2009 and Global Med’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Haemonetics assumes no obligation and does not intend to update these forward-looking statements except as required by law.